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                                                                       FORM 10-Q

                                      EXHIBIT 11


                                 HICKOK INCORPORATED
                   STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                  Three Months Ended       Nine Months Ended
                                       June 30,                  June 30,
                                ----------------------   -----------------------
                                   1996        1995         1996         1995
                                ---------    ---------   ----------   ----------

PRIMARY

Average shares outstanding     1,192,850    1,192,350    1,192,850    1,195,128

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using average
    market price                  20,276       28,550       27,102       27,528
                               ---------    ---------   ----------   ----------

         Total Shares          1,213,126    1,220,900    1,219,952    1,222,656
                               ---------    ---------   ----------   ----------

Net Income                     $ 122,468    $ 391,021   $  795,654   $1,265,148
                               ---------    ---------   ----------   ----------
                               ---------    ---------   ----------   ----------

         Per Share             $    0.10    $    0.32   $      .65   $     1.03
                               ---------    ---------   ----------   ----------
                               ---------    ---------   ----------   ----------

FULLY DILUTED

Average shares outstanding     1,192,850    1,192,350    1,192,850    1,195,128

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using period-end
    market price, if
    higher than average
    market price                  20,276*      28,550*      27,102       28,060
                               ---------    ---------   ----------   ----------
         Total Shares          1,213,126    1,220,900    1,219,952    1,223,188
                               ---------    ---------   ----------   ----------
Net Income                     $ 122,468    $ 391,021   $  795,654   $1,265,148
                               ---------    ---------   ----------   ----------
                               ---------    ---------   ----------   ----------
         Per Share             $    0.10    $    0.32   $      .65   $     1.03
                               ---------    ---------   ----------   ----------
                               ---------    ---------   ----------   ----------


*Period-end market price is less than average market price, use same as primary shares.


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